UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

GUARDION HEALTH SCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

On June 9, 2022, Guardion Health Sciences, Inc. (the “Company) issued the following press release in connection with the Company’s 2021 annual meeting of stockholders.

ISS RECOMMENDS GUARDION STOCKHOLDERS VOTE

FOR THE INCREASE IN SHARES FOR EQUITY PLAN AND

FOR THE REVERSE STOCK SPLIT AT GUARDION’S

UPCOMING 2022 ANNUAL STOCKHOLDERS’ MEETING

HOUSTON, TX. June 9, 2022 (GLOBE NEWSWIRE) — Guardion Health Sciences, Inc. (“Guardion” or the “Company”) (NASDAQ: GHSI) announced that independent proxy advisory firm ISS recommends that Guardion stockholders vote in favor of proposal 3 and proposal 4 at the Company’s upcoming Annual Meeting of Stockholders (the “Annual Meeting”) on June 16, 2022. Only stockholders of record on the record date of April 18, 2022 are eligible to attend and vote on proposals presented at the Annual Meeting.

The Board of Directors recommends a vote “FOR” Proposal 3 and “FOR” Proposal 4.

IMPORTANT REMINDER FOR STOCKHOLDERS OF GUARDION HEALTH

SCIENCES, INC.

Time is short – please vote your shares for the

Annual Meeting of Stockholders on June 16, 2022

Your vote may impact the value of your investment in

and the future of Guardion Health Sciences, Inc.

KEY QUESTIONS OUR STOCKHOLDERS ARE ASKING REGARDING PROPOSAL 3: AMENDMENT OF 2018 EQUITY INCENTIVE PLAN

Question	Answer
What will happen to Guardion Health Sciences, Inc. if Proposal 3 (Amendment of 2018 Equity Incentive Plan) does not pass?

Your vote “FOR” Proposal 3 at the Annual Meeting of Stockholders on June 16, 2022 is critically important. As of the record date, there are 837,989 shares of common stock available for issuance under the 2018 Equity Incentive Plan. Approval of the amendment to the 2018 Equity Incentive Plan will permit the Company to continue to use stock-based compensation to align stockholder and employee interests and to motivate employees providing services to us or any subsidiary. As the Company continues to build out its management team, the Company believes it is critical to emphasize equity compensation to key new employees in order to protect its cash while providing these employees with valuable incentives to help the Company achieves its strategic initiatives.

If Proposal 3 is approved, the number of shares available for issuance under the 2018 Equity Incentive Plan would be sufficient for grants until approximately 2024, assuming the Company continues to grant awards consistent with its historical usage and current practices.

The Board of Directors believes it is in your best interest to vote “FOR” Proposal 3 today.

KEY QUESTIONS OUR STOCKHOLDERS ARE ASKING REGARDING PROPOSAL 4: REVERSE STOCK SPLIT

Question	Answer
What will happen to Guardion Health Sciences, Inc. if Proposal 4 (Reverse Stock Split) does not pass?

Your vote “FOR” Proposal 4 at the Annual Meeting of Stockholders on June 16, 2022 is critically important. Guardion Health Sciences, Inc. is at risk of being delisted from the Nasdaq Capital Market after July 25, 2022. Such delisting would adversely impact the liquidity of the Company’s common stock. Nasdaq requires that a Company maintain a minimum bid price of $1.00 per share. The Company is requesting from its stockholders authorization to effectuate a reverse stock split to increase the per share price and bid price of the Company’s common stock in order to regain compliance with the $1.00 minimum bid price requirement of Nasdaq. Additionally, a reverse stock split would potentially make the Company’s common stock more attractive to certain institutional investors, which would provide for a stronger investor base.

If Proposal 4 is approved, we intend to request an additional period of 180 days to regain compliance, as we believe that having the continuing discretionary authority to implement a reverse stock split would increase the Company’s chances of receiving temporary relief (not to exceed 180 days from July 25, 2022) from Nasdaq. Such temporary relief will allow the Company additional time to execute on its business initiatives to generate greater stockholder value and hopefully increase the Company’s common share price.

The Board of Directors believes it is in your best interest to vote “FOR” Proposal 4 today.

KEY QUESTIONS OUR STOCKHOLDERS ARE ASKING REGARDING EACH OF THESE PROPOSALS

Why is my vote so important?

Approval of Proposal 4 requires support by at least a majority of the outstanding shares of common stock. So, while many Guardion Health Sciences, Inc. stockholders have been supportive of Proposal 4 to date, we have not yet received enough votes to meet that high standard. That is why your vote matters, no matter how many or how few common shares you own.

What happens if I do not vote?	If you do not vote or you abstain with respect to either Proposal 3 or Proposal 4, it may count the same as a vote AGAINST such Proposal.
Who can help me vote?	Our proxy solicitor, Kingsdale Advisors, can assist you with voting your shares and any questions you may have – please see below for their contact information.
If I have already voted, can I change my vote?

Yes. You may revoke your previously submitted proxy and reclaim your right to vote at any time before your proxy is voted at the Annual Meeting by submitting a later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. Your most current proxy card or Internet proxy is the one that will be counted. Your vote is important, so please act today!

Our proxy solicitor, Kingsdale Advisors, can assist in this process as well – please see below for their contact information.

OUR PROXY SOLICITOR (KINGSDALE ADVISORS) STANDS READY TO ASSIST YOU WITH THIS IMPORTANT VOTE

If you have questions about how to vote your shares, please contact our proxy solicitor,

Kingsdale Advisors

Strategic Stockholder Advisor and Proxy Solicitation Agent

745 Fifth Avenue, 5th Floor, New York, NY 10151

North American Toll Free Phone:

1-866-229-8874

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: +1 (416) 867-2272

This communication may be deemed to be solicitation material in respect of Proposal 3 and Proposal 4. On April 21, 2022, Guardion Health Sciences, Inc. filed a definitive proxy statement with the Securities and Exchange Commission (“Commission”) in connection with the 2022 Annual Stockholders’ Meeting. STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER SOLICITING MATERIALS THAT ARE FILED WITH THE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSALS TO BE VOTED UPON. The Company’s proxy statement and any other solicitation materials filed by the Company with the Commission can be obtained free of charge at the Commission’s website at www.sec.gov and at the investor relations section of the Company’s website at https://guardionhealth.com/sec-filings/. Stockholders may also write to the Company at the following address to request copies of these materials: Guardion Health Sciences, Inc., 2925 Richmond Avenue, Suite 1200, Houston, Texas 77098. The Company, its directors and certain of its officers will be participants in the solicitation of proxies from stockholders in respect of the Annual Meeting. The Company has also engaged Kingsdale Advisors to aid in the solicitation of proxies. Detailed information regarding the identity of participants, and their respective interests in the Company by security holdings or otherwise, are set forth in the definitive proxy statement for the Annual Meeting. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this press release, the matters described herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward- looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the impact of the COVID-19 pandemic on the Company’s business, operations and the economy in general, and the Company’s ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward- looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

CORE IR

Scott Arnold

516-222-2560

scotta@coreir.com

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